Exhibit 10.4

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this “Amendment”), is executed on September 3, 2011, by and between Biostem U.S. Corporation, a Florida corporation (the “Company”), and John Satino (“Employee”). All capitalized terms that are not defined herein shall have the meaning ascribed to them in that certain Employment Agreement dated June 1, 2011 (the “Employment Agreement”). In consideration of the premises, terms, conditions and covenants set forth herein, and other good and valuable consideration, the parties hereto agree as follows:

1.   Amendment. Employee hereby waives and forgives any accrued but unpaid Base Compensation which may be outstanding as of the date hereof. Further, Section 2.1 of the Employment Agreement is hereby deleted and replaced in its entirety by the following:

2.1           Base Compensation. In consideration of the services rendered to the Company (and/or its Affiliates) by Employee, during the Term (as defined in Section 3), until such time as the parties otherwise agree, Employee shall receive annual compensation of $ 1 (one dollar) , payable in accordance with the Company’s normal payroll schedule (the “Base Compensation”).

2.   No Other Amendments. Except as specifically amended pursuant to this Amendment, the Employment Agreement remains in full force and effect in accordance with its terms, and each party hereto hereby confirms and agrees to be bound by all of the terms and provisions of the Employment Agreement, as amended by this Amendment.

3.   Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

4.   Governing Law. This Amendment shall be governed and construed in accordance with the laws of the state of Florida.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

EMPLOYEE:

John Satino

COMPANY

Biostem U.S. Corporation

By:
Name:
Title: